Exhibit 5.1

Campbells Legal (BVI) Limited Floor 4, Banco Popular Building PO Box 4467 Road Town, Tortola VG-1110 British Virgin Islands
D +1 345 914 5845
Tantech Holdings Ltd c/o- c/o Zhejiang Tantech Bamboo Technology Co., Ltd. No. 10 Cen Shan Road, Shuige Industrial Zone Lishui City, Zhejiang Province 3223000 People’s Republic of China	T +1 345 949 2648 E dmagee@campbellslegal.com campbellslegal.com
Our Ref: RBS/DPM/70005-36477 Your Ref:

CAYMAN | BVI | HONG KONG

6 December 2021

Dear Sirs

Tantech Holdings Ltd – Issuance of Ordinary Shares

We have acted as British Virgin Islands legal advisers to Tantech Holdings Ltd (the "Company"), a BVI business company, in connection with the offering of an aggregate of 24,288,585 of the Company’s ordinary shares (the “Securities”), consisting of (1) 21,120,509 common shares, par value $0.001 per share (the “Firm Shares”) and (2) 3,168,076 common shares, par value $0.001 per share (the “Over-Allotment Shares”) exercisable for 45 days after the closing of the Offering, subject to adjustment as provided in the Underwriting Agreement. The public offering (the “Offering”) of the Securities is effected as a takedown off the Company’s shelf registration statement on Form F-3 (File No. 333-248197) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), and are included in the prospectus dated August 20, 2020 (the “Base Prospectus”) and the prospectus supplement dated December 2, 2021 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”).

1	Assumptions

1.1	The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Director’s Certificate and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.2	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.3	All signatures, initials and seals are genuine;

1.4	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions expressed herein;

1.5	The Securities to be offered and issued by the Company pursuant to the Underwriting Agreement will be issued by the Company against payment in full, in accordance with the Underwriting Agreement and be duly registered in the Company’s register of members;

1.6	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.7	The Resolutions and were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.8	The authorized shares of the Company as set out in the A&R Memorandum and Articles have not been amended;

1.9	That the validity and binding effect under the laws of the United States of America of the Registration Statement;

1.10	The transactions contemplated under the Documents comply with the requirements of the applicable rules of the Nasdaq Stock Market;

1.11	The minute book and corporate records of the Company as maintained at the office of its registered agent in the British Virgin Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective A&R Memorandum and Articles of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be;

1.12	That there is no contractual or other prohibition (other than as may arise by virtue of the laws of the British Virgin Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Documents or which materially affect, amend or vary the transactions contemplated by the Registration Statement.

2	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.1	A copy of the Prospectus which forms part of the Registration Statement;

2.2	A copy of the Company’s certificate of incorporation issued by the Registrar of Corporate Affairs (“Registrar”) on 9 November 2010;

2.3	A copy of the Company’s Certificate of Change of Name issued by the Registrar on 15 April 2013;

2.4	A copy of the Company’s Certificate of Change of Name issued by the Registrar on 4 March 2016;

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2.5	A copy of the current Amended and Restated Memorandum and Articles of Association of the Company adopted on 9 August 2021 and registered by the Registrar on 20 August 2021 (the “A&R Memorandum and Articles”);

2.6	A copy of the Certificate of Good Standing in respect of the Company issued by the Registrar dated 26 November 2021;

2.7	A copy of the Certificate of Incumbency in respect of the Company issued by Vistra (BVI) Limited dated 2 December 2021; (the "Registered Agent's Certificate");

2.8	A copy of written resolutions of the Directors of the Company dated 2 December 2021 (the “Resolutions”);

2.7	A copy of the underwriting agreement dated 2 December 2021 by and between the Company and Aegis Capital Corp. to serve as the underwriter (the “Underwriting Agreement”);

2.8	A copy of the director’s certificate issued by a director of the Company in our favour on 6 December 2021 (the “Director’s Certificate”); and

2.9	The records of proceedings and information revealed in relation to the Company on file with, and available for inspection on 6 December 2021, at the British Virgin Islands High Court Registry.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as a BVI business company, limited by shares under the BVI Business Companies Act 2004 (as amended) (the "Act"), is validly existing and was, at the date of our Searches in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar").

3.2	The (i) Firm Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (ii) Over-Allotment Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase "non-assessable" means, with respect to the Firm Shares and Over-Allotment Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Firm Shares and Over-Allotment Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

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4.3	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

Yours faithfully

/s/ Campbells

Campbells

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